Exhibit 10.6
Amendment 3
To the Distributor Agreement between
Avnet Logistics U.S., LP and Aruba Networks Inc.
This is Amendment 3, effective November 30, 2009, to the Distributor Agreement (the “Agreement”) effective June 15, 2007, between Aruba Networks Inc. (“Aruba”) and Avnet Logistics U.S., LP.
Due to a reorganization within Avnet to eliminate Avnet Logistics’ role as Avnet’s purchasing entity, the parties wish to amend the Agreement to remove all references to Avnet Logistics U.S. LP which is a wholly owned subsidiary of Avnet, Inc., and replace with Avnet Inc.
All other terms and conditions of Agreement remain the same.
Agreed to by the parties:

Aruba Networks Inc.		AVNET, INC.

By:	/s/ Alexa King	By:	/s/ Phil Wehrli

Name:	Alexa King	Name:	Phil Wehrli
	(Typed or Printed)		(Typed or Printed)
Title:	General Counsel	Title	VP, Materials Management
Date:	December 1, 2009	Date:	11/30/09

Aruba Networks, Inc. 1344 Crossman Ave. Sunnyvale, CA 94089